Exhibit 3.1

Free English translation – for information purposes only

MDxHealth

Abbreviated: MDxH

Public limited liability company (société anonyme)

Registered office: 4040 Herstal, rue d’Abhooz 31, CAP Business Center, Zone

Industrielle des Hauts-Sarts

Company number: VAT BE 0479.292.440

COORDINATED ARTICLES OF ASSOCIATION AS AT August 13, 2026

Company incorporated by deed given before notary public Jean-Philippe Lagae at Brussels on January 10, 2003, as published in the Annexes of the Belgian Official Gazette on January 23 thereafter under number 03010994.

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The articles of association were amended on February 7, 2003, by minutes produced by notary public Jean-Philippe Lagae at Brussels, as published in the Annexes of the Belgian Official Gazette on March 6 thereafter under number 03028086.

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The articles of association were amended on June 30, 2003, by minutes produced by notary public Jean-Philippe Lagae at Brussels, as published in the Annexes of the Belgian Official Gazette on August 5 thereafter under number 03084014.

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The articles of association were amended on September 30, 2003, by minutes produced by notary public Jean-Philippe Lagae at Brussels, as published in the Annexes of the Belgian Official Gazette on October 31 thereafter under number 030114608.

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The articles of association were amended on May 12, 2004, by minutes produced by notary public Jean-Philippe Lagae at Brussels, as published in the Annexes of the Belgian Official Gazette on June 4 thereafter under number 04082179.

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The articles of association were amended on June 30, 2004, by minutes produced by notary public Jean-Philippe Lagae at Brussels, as published in the Annexes of the Belgian Official Gazette on July 24 thereafter under number 04109754.

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The articles of association were amended on October 28, 2005, by minutes produced by notary public Jean-Philippe Lagae at Brussels, as published in the Annexes of the Belgian Official Gazette on November 17 thereafter under number 05164784.

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The articles of association were amended on March 22, 2006, by minutes produced by notary public Jean-Philippe Lagae at Brussels, as published in the Annexes of the Belgian Official Gazette on April 10 thereafter under number 06064934.

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The articles of association were amended on March 31, 2006, by minutes produced by notary public Jean-Philippe Lagae at Brussels, as published in the Annexes of the Belgian Official Gazette on May 2 thereafter under number 06075354.

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The articles of association were amended on May 23, 2006, by minutes produced by notary public Jean-Philippe Lagae at Brussels, as published in the Annexes of the Belgian Official Gazette on June 19 thereafter under number 06098642.

Free English translation – for information purposes only

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The articles of association were amended on June 30, 2006, by deed given before notary public Jean-Philippe Lagae at Brussels, as published in the Annexes of the Belgian Official Gazette on July 19 thereafter under number 06117924.

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The articles of association were amended on April 18, 2007, by minutes produced by notary public Jean-Philippe Lagae at Brussels, published in the Annexes of the Belgian Official Gazette on May 24, 2007 under number 07073858.

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The articles of association were amended on October 19, 2007, by deed given before notary public Jean-Philippe Lagae at Brussels, published in the Annexes of the Belgian Official Gazette on November 6, 2007 under number 07160150.

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The articles of association were amended on October 25, 2007, by deed given before notary public Jean-Philippe Lagae at Brussels, published in the Annexes of the Belgian Official Gazette on November 9, 2007 under number 07162369.

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The articles of association were amended on April 24, 2008, by deed given before notary public Jean-Philippe Lagae at Brussels, published in the Annexes of the Belgian Official Gazette on May 13 following under number 08069822.

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The articles of association were amended on May 30, 2008, by deed given before notary public Paul-Arthur Coëme, at Liège, deputizing for notary public Jean-Philippe Lagae, at Brussels, published in the Annexes of the Belgian Official Gazette on June 25, 2008 under number 08093577.

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The articles of association were amended on November 5, 2008, by deed given before notary public Jean-Philippe Lagae, at Brussels, published in the Annexes of the Belgian Official Gazette on November 25, 2008, under number 08183262.

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The articles of association were amended by minutes produced by notary public Jean-Philippe Lagae, at Brussels, on December 15, 2008 and deed given before notary public Jean-Philippe Lagae, at Brussels, on December 18, 2008 published in the Annexes of the Belgian Official Gazette on January 12, 2009, under number 09006273.

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The articles of association were amended on April 17, 2009, by minutes produced by notary public Jean-Philippe Lagae, at Brussels, published in the Annexes of the Belgian Official Gazette on May 5, 2009 under number 09063303.

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The articles of association were amended by minutes produced by notary public Paul-Arthur Cöeme, at Liège, deputizing for notary public Jean-Philippe Lagae, at Brussels, on June 21, 2010, published in the Annexes of the Belgian Official Gazette on July 13, 2010, under number 10103164.

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The articles of association were amended by minutes produced by notary public Anne Michel, associated notary public of the civil company under the form of a private limited liability company “Michel COËME & Anne MICHEL, Notaires Associés”, whose registered office is at 4420 Liège (Tilleur), deputizing for notary public Jean-Philippe Lagae, at Brussels, on October 5, 2010, published in the Annexes of the Belgian Official Gazette on October 26, 2010, under number 10157274.

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The articles of association were amended by minutes produced by notary public Anne Michel, associated notary public of the civil company under the form of a private limited liability company “Michel COËME & Anne MICHEL, Notaires Associés”, whose registered office is at 4420 Liège (Tilleur), deputizing for notary public Jean-Philippe Lagae, at Brussels, on February 18, 2011, published in the Annexes of the Belgian Official Gazette on March 8, 2011, under number 11301665, respectively on March 18, 2011 under number 11301876.

Free English translation – for information purposes only

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The articles of association were amended by minutes produced by notary public Jean-Philippe Lagae, at Brussels, on April 4, 2011 and by deed received by notary public Jean-Philippe Lagae, at Brussels, on April 8, 2011, published in the Annexes of the Belgian Official Gazette on April 29, 2011 under number 11065384.

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The articles of association were amended by minutes produced by notary public Anne Michel, associated notary public of the civil company under the form of a private limited liability company “Michel COËME & Anne MICHEL, Notaires Associés”, whose registered office is at 4420 Liège (Tilleur), deputizing for notary public Jean-Philippe Lagae, at Brussels, on June 21, 2011, published in the Annexes of the Belgian Official Gazette on July 29, 2011 under number 11117127.

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The articles of association were amended by minutes produced by notary public Jean-Philippe Lagae, at Brussels, on June 15, 2012, published in the Annexes of the Belgian Official Gazette on June 27, 2012 under number 12113155.

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The articles of association were amended by minutes produced by notary public Jean-Philippe Lagae, at Brussels, on June 28, 2012, and by deed received by notary public Jean-Philippe Lagae, at Brussels, on July 4, 2012, published in the Annexes of the Belgian Official Gazette on July 23, 2012 under number 12129274.

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The articles of association were amended by minutes produced by notary public Jean-Philippe Lagae, at Brussels, on June 25, 2013, published in the Annexes of the Belgian Official Gazette on July 15, 2013 under number 13108665.

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The articles of association were amended by minutes produced by notary public Jean-Philippe Lagae, at Brussels, on May 31, 2013, and by deed received by notary public Jean-Philippe Lagae, at Brussels, on June 27, 2013, published in the Annexes of the Belgian Official Gazette on July 22, 2013 under number 13113354.

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The articles of association were rectified by deed given before notary public Jean-Philippe Lagae, at Brussels, on July 19, 2013, published in the Annexes of the Belgian Official Gazette on August 2, 2013 under number 13121263.

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The articles of association were amended by deed given before Notary Jean-Philippe Lagae at Brussels on October 14, 2013, published in the Annexes of the Belgian Official Gazette on November 7, 2013 under number 13168649.

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The articles of association were amended by minutes produced by notary public Jean-Philippe Lagae, at Brussels, on November 4, 2014, and by deed received by notary public Jean-Philippe Lagae, at Brussels, on November 7, 2014, published in the Annexes of the Belgian Official Gazette on December 2, 2014 under number 14216009.

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The articles of association were amended by deed received by notary public Kim Lagae, at Brussels, on April 30, 2015, published in the Annexes of the Belgian Official Gazette on May 29, 2015 under number 15075852.

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The articles of association were amended by minutes produced by notary public Kim Lagae, at Brussels, on June 23, 2015 and deed received by notary public Kim Lagae, at Brussels, on June 26, 2015, published in the Annexes of the Belgian Official Gazette on July 22, 2015 under number 15105340.

Free English translation – for information purposes only

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The articles of association were amended by minutes produced by notary public Kim Lagae, at Brussels, on September 18, 2015, under number 15147487.

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The articles of association were amended by deed received by notary public Kim Lagae, at Brussels, on November 27, 2015, published in the Annexes of the Belgian Official Gazette on December 24, 2015 under number 15179835.

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The articles of association were amended by deed received by notary public Kim Lagae, at Brussels, on May 19, 2016, published in the Annexes of the Belgian Official Gazette on June 16, 2016 under number 1682608.

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The articles of association were amended by deed received by notary public Kim Lagae, at Brussels, on June 20, 2016, published in the Annexes of the Belgian Official Gazette on July 22, 2016 under number 16103134.

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The articles of association were amended by minutes produced by notary public Kim Lagae, at Brussels, on November 2, 2016, and by deed received by notary public Kim Lagae, at Brussels, on November 7, 2016, under publication.

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The articles of association were amended by deed received by notary public Kim Lagae, at Brussels, on November 10, 2016, published in the Annexes of the Belgian Official Gazette on November 30, 2016 under number 16164007.

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The articles of association were amended by deed received by notary public Kim Lagae, at Brussels, on May 5, 2017, published in the Annexes of the Belgian Official Gazette on May 30,2017 under number 1707858.

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The articles of association were amended by minutes produced by notary public Kim Lagae, at Brussels, on June19, 2017, published in the Annexes of the Belgian Official Gazette on July 10, 2017 under number 17098472.

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The articles of association were amended by minutes produced by notary public Kim Lagae, at Brussels, on March 26, 2018, published in the Annexes of the Belgian Official Gazette on April 13, 2018 under number 18061173.

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The articles of association were amended by minutes produced by notary public Dirk Delbaere, at Brussels, on September 25, 2019, published in the Annexes of the Belgian Official Gazette on October 22, 2019 under number 19340113.

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The articles of association were amended by minutes produced by notary public Stijn Raes, at Brussels, on May 15, 2020, published in the Annexes of the Belgian Official Gazette on May 20, 2019 under number 20322625.

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The articles of association were amended by minutes produced by notary public Stijn Raes, at Ghent, substituting his colleague the notary Kim Lagae, in Brussels, prevented, on July 30, 2020, an extract of which was published in the Annexes of the Belgian Official Gazette of the following August 3, under the number 20335998.

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The articles of association were amended by minutes produced by notary public Stijn Raes, at Ghent, on January 26, 2021, an extract of which was published in the Annexes of the Belgian Official Gazette of the following February 24, under the number 21312254.

Free English translation – for information purposes only

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The articles of association were amended by minutes produced by notary public Stijn Raes, at Ghent, on May 27, 2021, an extract of which was published in the Annexes of the Belgian Official Gazette of the following June 1, under the number 21333389.

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The articles of association were amended by deed received by notary public Stijn Raes, at Ghent, on November 8, 2021, an extract of which was published in the Annexes of the Belgian Official Gazette of the following November 18, under the number 21367651.

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The articles of association were amended by minutes produced by notary public Stijn Raes, at Ghent, on May 25, 2022, an extract of which was published in the Annexes of the Belgian Official Gazette of the following June 13, under the number 22337597.

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The articles of association were amended by minutes produced by notary public Stijn Raes, at Ghent, on August 11, 2022, an extract of which was published in the Annexes of the Belgian Official Gazette of the following August 22, under the number 22352794.

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The articles of association were amended by deed received by notary public Stijn Raes, at Ghent, on February 7, 2023, an extract of which was published in the Annexes of the Belgian Official Gazette of the following March 3, under the number 23319331.

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The articles of association were amended by deed received by notary public Stijn Raes, at Ghent, on March 8, 2023, an extract of which was published in the Annexes of the Belgian Official Gazette of the following March 15, under the number 23322594.

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The articles of association were amended by deed received by notary public Stijn Raes, at Ghent, on June 30, 2023, an extract of which was published in the Annexes of the Belgian Official Gazette of the following July 7, under the number 23368447.

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The articles of association were amended by deed received by notary public Stijn Raes, at Ghent, on October 20, 2023, an extract of which was published in the Annexes of the Belgian Official Gazette of the following October 26, under the number 23415497.

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The articles of association were amended by deed received by notary public Emmanuelle Van Hamme, at Ghent, on November 3, 2023, an extract of which was published in the Annexes of the Belgian Official Gazette of the following November 10, under the number 23424357.

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The articles of association were amended by deed received by notary public Stijn Raes, at Ghent, on November 13, 2023, an extract of which was published in the Annexes of the Belgian Official Gazette of the following November 30, under the number 23441677.

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The articles of association were amended by deed received by notary public Stijn Raes, at Ghent, on December 15, 2023, an extract of which was published in the Annexes of the Belgian Official Gazette of January 12, 2024, under the number 24324788.

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The articles of association were amended by deed received by notary public Stijn Raes, at Ghent, on September 27, 2024, an extract of which was published in the Annexes of the Belgian Official Gazette of the following October 18, under the number 24437746.

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The articles of association were amended by deed received by notary public Emmanuelle Van Hamme, at Ghent, on October 29, 2024, an extract of which was published in the Annexes of the Belgian Official Gazette of the following November 13, under the number 24443052.

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The articles of association were amended by deed received by notary public Stijn Raes, at Ghent, on October 1, 2025, an extract of which was published in the Annexes of the Belgian Official Gazette of the following October 22, under the number 25364751.

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The articles of association were amended by deed received by notary public Stijn Raes, at Ghent, on May 28, 2026, an extract of which was published in the Annexes of the Belgian Official Gazette of the following June 30, under the number 26340542.

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The articles of association were amended by deed received by notary public Emmanuelle Van Hamme, at Ghent, on August 13, 2026, an extract of which was filed for publication in the Annexes of the Belgian Official Gazette.

Free English translation – for information purposes only

TITLE I: FORM - NAME - REGISTERED OFFICE –

CORPORATE PURPOSE - DURATION

Article 1: Name

The company takes the form of a public limited liability company under Belgian law (société anonyme).

It has the name “MDxHealth”, abbreviated “MDxH”.

Article 2: Registered office

The registered office of the company is located in the Walloon Region.

The board of directors may transfer the registered office to elsewhere in Belgium in accordance with applicable law.

The company may also, by simple decision of the board of directors, establish additional administrative offices and business offices, as well as offices and branches in Belgium and abroad.

Article 3: Corporate purpose

The company’s corporate purpose is to engage in Belgium and abroad, in its own name and on behalf of third parties, alone or in collaboration with third parties, in the following activities:

●	All forms of research and development into or involving biological cells and organisms (including gene methylation) and chemical compounds, as well as the industrialization and commercialization of the results thereof;

●	Research and development into biotechnological or derivative products that could have a market value in applications related to human and animal healthcare, diagnostics, pharmacogenomics and therapeutics, based amongst other things on the technology of genetics, genetic engineering and detection, chemistry and cell biology;

●	Commercialization of the aforementioned products and application domains;

●	Acquisition, disposal, exploitation, commercialization and management of intellectual property, property and usage rights, trade marks, patents, drawings, licenses and any other form of know how.

The company is also authorised to engage in all commercial, industrial, financial and real estate transactions which are directly or indirectly related to or which may be beneficial to the achievement of its corporate purpose.

It may, by means of subscription, contribution, merger, collaboration, financial participation or otherwise, take interests or participate in any company, existing or to be incorporated, undertakings, businesses and associations in Belgium or abroad.

The company may manage, re-organize or sell these interests and can also, directly or indirectly, participate in the board of directors, management, control and winding-up of companies, undertakings, business and associations in which it has an interest or a participation.

The company may provide guarantees and security interests for the benefit of these companies, undertakings, businesses and associations, act as their agent or representative, and grant advances, credit, mortgages or other securities.

Article 4: Duration

The company is incorporated indefinitely.

Except in the event of winding-up by court order the company can only be dissolved by the extraordinary general shareholders’ meeting with due observance of the applicable legal provisions relating to the winding-up of companies.

Free English translation – for information purposes only

TITLE II: CAPITAL

Article 5: Share capital

5.1.	Share capital and shares

The share capital of the company is two hundred and twenty-five million four hundred and thirty-five thousand two hundred and seventeen euros and twelve cents (EUR 225,435,217.12).

It is divided into ninety-five million four hundred and seventeen thousand three hundred and eighty-two (95,417,382) shares of no nominal value, each representing the same fraction of the share capital.

The share capital is entirely and unconditionally subscribed and fully paid up.

5.2.	History of share capital

At incorporation, the share capital amounted to sixty-one thousand, five hundred euros (€61,500), represented by two hundred and two thousand, nine hundred and seventy-five (202,975) shares, fully paid up in cash.

By resolution of the extraordinary general shareholders’ meeting of February 7, 2003, the share capital was increased by three million, nine hundred and forty thousand, five hundred euros (€3,940,500), taking it from sixty-one thousand, five hundred euros (€61,500) to four million, two thousand euros (€4,002,000), by issuing one hundred and ninety-seven thousand and twenty-five (197,025) shares, fully paid up in cash.

By resolution of the extraordinary general shareholders’ meeting of June 30, 2003, the share capital was increased by six hundred and sixty-six thousand, six hundred and sixty euros (€666,660), taking from four million, two thousand euros (€4,002,000) to four million, six hundred and sixty-eight thousand, six hundred and sixty euros (€4,668,660) by issuing thirty-three thousand, three hundred and thirty-three (33,333) preferred “A” shares, fully paid up in cash.

By resolution of the extraordinary general shareholders’ meeting of September 30, 2003, the share capital was increased by four million, eight hundred and sixty-six thousand, six hundred and eighty-one euros and nine cents (€4,866,681.09) taking it from four million, six hundred and sixty-eight million, six hundred and sixty euros (€4,668,660) to nine million, five hundred and thirty-five thousand, three hundred and forty-one euros and nine cents (€9,535,341.09) by issuing two hundred and eighteen thousand, one hundred and thirty-nine (218,139) preferred “A” shares, fully paid up in cash.

By resolution of the extraordinary general shareholders’ meeting of June 30, 2004, the share capital was plus by four million, six hundred and sixty-six thousand, six hundred and eighty euros and forty-eight cents (€4,666,680.48), taking it from nine million, five hundred and thirty-five thousand, three hundred and forty-one euros and nine cents (€9,535,341.09) to fourteen million, two hundred and two thousand, and twenty-one euros and fifty-seven cents (€14,202,021.57) by issuing one hundred and ninety-five thousand, five hundred and four (195,504) preferred “A” shares, fully paid up in cash.

By resolution of the extraordinary general shareholders’ meeting of October 28, 2005, the share capital was increased by nine million euros (€9,000,000), taking it from fourteen million, two hundred and two thousand, and twenty-one euros and fifty-seven cents (€14,202,021.57) to twenty-three million, two hundred and two thousand and twenty-one euros and fifty-seven cents (€23,202,021.57) by issuing three hundred and seventy-five thousand (375,000) preferred “B” shares, fully paid up in cash.

By resolution of the extraordinary general shareholders’ meeting of March 31, 2006, the share capital was increased by five million, nine hundred and ninety-nine thousand, nine hundred and eighty-eight euros (€5,999,988), taking it from twenty-three million, two hundred and two thousand and twenty-one euros and fifty-seven cents (€23,202,021.57) to twenty-nine million, two hundred and two thousand, and nine euros and fifty-seven cents (€29,202,009.57) by issuing one hundred and ninety-three thousand, five hundred and forty-eight (193,548) preferred “B” shares, fully paid up in cash.

Free English translation – for information purposes only

Following the resolutions of the extraordinary general shareholders’ meeting of May 23, 2006, of which the realization was established by the notarized deed of June 30, 2006, and following the exercise of the “Overallotment Warrant” issued by the extraordinary general shareholders’ meeting of May 23, 2006, of which the exercise was established by the aforementioned deed of June 30, 2006, the share capital was increased by twenty-three million, eight hundred and seventeen thousand, two hundred and five euros (€23,817,205.00) by issuing three million, three hundred and seventy-three thousand, three hundred and thirty-four (3,373,334) new ordinary shares, fully paid-up in cash, and the share capital was reduced by ten million, two hundred and seventeen thousand, eight hundred and nine euros (€10,217,809.00) by absorbing losses without calling in any shares. Following these transactions, the share capital amounted to forty-two million, eight hundred and one thousand, four hundred and five euros and fifty-seven cents (€42,801,405.57).

The deed of April 18, 2007 given before notary Jean-Philippe Lagae, Brussels, records that the share capital was increased by seven hundred and forty-seven thousand, six hundred and sixty-six euros and sixteen cents (€747,666.16) and issuing one hundred and two thousand, five hundred and sixty (182,560) additional shares, fully paid up through contributions in cash, as a result of the exercise of thirty-six thousand, five hundred and twelve (36,512) subscription rights, including nine thousand, nine hundred and thirty-seven (9,937) subscription rights issued by the extraordinary general shareholders’ meeting of May 12, 2004, six thousand, nine hundred (6,900) subscription rights issued by the board of directors on July 12, 2005 and nineteen thousand, six hundred and seventy-five (19,675) subscription rights issued by the extraordinary general shareholders’ meeting of March 22, 2006. Following this transaction, the share capital amounted to forty-three million, five hundred and forty-nine and seventy-one euros and seventy-three cents (€43,549,071.73).

The deed of October 19, 2007 given before notary Jean-Philippe Lagae, Brussels, records that the share capital was increased within the framework of the authorised capital, resolved upon by the board of directors on October 15, 2006, to the value of four million, three hundred and fifty-four thousand, nine hundred and fifty-four euros and two cents (€4,354,954.02) by issuing one million, sixty-three thousand, three hundred and fifty-one (1,063,351) new shares, fully paid up through contribution in cash for a price equal to €10 per share comprising the par value of the existing shares, i.e. €4.0955 per share, plus an issue premium for the balance.

The deed of October 25, 2007 given before notary Jean-Philippe Lagae, Brussels, records that the share capital was increased by two hundred and eight thousand, two hundred and two euros and ninety-three cents (€208,202.93) and issuing fifty thousand, eight hundred and thirty-seven (50,837) shares, fully paid up through contribution in cash as a result of the exercise of ten thousand, four hundred and seventeen (10,417) subscription rights, including two thousand, six hundred and eighty (2,680) subscription rights issued by the extraordinary general shareholders’ meeting of May 12, 2004, three thousand (3,000) subscription rights issued by the board of directors’ meeting of July 12, 2005 and four thousand, four hundred and twenty-five (4,425) subscription rights issued at the extraordinary general shareholders’ meeting of March 22, 2006, one hundred and eighty-seven (187) subscription rights issued by the board of directors on November 8, 2006 and one hundred and twenty-five (125) subscription rights issued by the board of directors on April 18, 2007.

Following this transaction, the share capital amounted to forty-eight million, one hundred and twelve thousand, two hundred and twenty-eight euros and sixty-eight cents (€48,112,228.68).

Free English translation – for information purposes only

The notarized deed of April 24, 2008 given before notary Jean-Philippe Lagae, Brussels, records that the share capital was increased by two hundred and fifty-thousand, three hundred and six euros and ninety-six cents (€250,316.96) and issuing sixty-one thousand, one hundred and twenty (61,120) shares, fully paid up through contribution in cash as a result of the exercise of twelve thousand, two hundred and twenty-four (12,224) subscription rights, including seven thousand, five hundred (7,500) subscription rights issued by the extraordinary general shareholders’ meeting of May 12, 2004 and four thousand, seven hundred and twenty-four (4,724) subscription rights issued at the extraordinary general shareholders’ meeting of March 22, 2006.

Following this transaction, the share capital amounted to forty-eight million, three hundred and sixty-two thousand, five hundred and forty-five euros and sixty-four cents (€48,362,545.64).

The notarized deed of November 5, 2008 drawn up by notary Jean-Philippe Lagae, Brussels, recorded that the share capital was increased by €79,350.31 and the issuance of 19,375 shares, fully paid up through contribution in cash as a result of the exercise of three thousand, eight hundred and seventy-five (3,875) subscription rights, of which 625 subscription rights issued by the extraordinary general shareholders’ meeting of May 12, 2004, 2,500 subscription rights issued by the board of directors on July 12, 2005 and 750 subscription rights issued by the extraordinary general shareholders’ meeting of March 22, 2006.

Following this transaction, the share capital amounted to forty-eight million, four hundred and forty-one thousand, eight hundred and ninety-five euros and ninety-five cents (€48,441,895.95_.

The notarized deed of December 18, 2008, drawn up by notary Jean-Philippe Lagae, Brussels, recorded the increase in the share capital, resolved upon by the board of directors under the powers pertaining to the authorised capital on December 15, 2008, in the amount of €5,458,797.75 through the issuance of 1,332,877 shares, fully paid up through contribution in cash for a price equal to €6.29 per share comprising the par value of the existing shares, i.e. €4.0955 per share, plus an issue premium for the balance.

The notarized deed of April 17, 2009, drawn up by notary Jean-Philippe Lagae, Brussels, recorded the increase of the share capital in the amount of € 100,503.37 by issuing 24,540 shares, fully paid up through contribution in cash as a result of the exercise of 4,908 subscription rights, of which 4,508 subscription rights issued by the extraordinary general shareholders’ meeting of May 12, 2004, and 400 subscription rights issued by the extraordinary general shareholders’ meeting of March 22, 2006.

Following this transaction, the share capital amounted to €54,001,197.27.

The extraordinary general shareholders’ meeting of June 21, 2010, resolved to formally reduce the share capital by incorporating (and expunging) the (accumulated) losses, without reducing the total number of issued and outstanding shares, by €43,483,535.37 to reduce the share capital to €10,517,661.90.

Pursuant to the notarized deed of April 8, 2011, drawn up by notary Jean-Philippe Lagae, Brussels, it was recorded that the share capital was increased as resolved upon by the board of directors under the powers pertaining to the authorised capital on April 4, 2011, to the value of four million, three hundred and thirty-six thousand, eight hundred and sixty-five euros and ninety-six cents (€4,336,865.96) by issuing 5,436,713 new shares, fully paid up through contribution in cash, for a price of €1.50 per share comprising the par value of the existing shares, i.e. €0.7977 per share, plus an issue premium for the balance.

Pursuant to the notarized deed of July 4, 2012, given before notary Jean-Philippe Lagae, Brussels, the share capital increase, resolved upon by the board of directors under the powers pertaining to the authorised capital on June 28, 2012, was made to the value of five million, four hundred and ninety-seven thousand and forty euros and eighty-four cents (€5,497,040.84) by issuing 6,891,113 new shares, fully paid up through contribution in cash, amongst which 1,996,008 shares were issued for a price of €1.503 per share, and 4,895,105 shares were issued for a price of €1.430 per share, comprising the par value of the existing shares, i.e. €0.7977 per share, plus an issue premium for the balance.

Pursuant to the notarized deed of June 25, 2013, drawn up by notary Jean-Philippe Lagae, Brussels, the board of directors increased the share capital in the framework of the authorised capital to the value of six million, nine hundred and seventy thousand, one hundred and ninety-three euros and thirteen cents (€6,970,193.32) by issuing eight million, seven hundred and thirty-seven thousand, eight hundred and sixty-three (8,737,863) new shares, fully paid up through contribution in cash, issued for a price of €2.06 per share, comprising the par value of the existing shares, i.e. €0.7977 per share, plus an issue premium for the balance.

Free English translation – for information purposes only

Pursuant to the notarized deed drawn up by notary Jean-Philippe Lagae, in Brussels, on November 7, 2014, it was acknowledged that the share capital increase, in the framework of the authorised capital, resolved by the board of directors on November 4, 2014, was realised up to two million, seven hundred and thirty-two thousand, hundred and twenty-two euros and fifty cents (€2,732,122.50), by issuing three million, four hundred and twenty-five thousand (3,425,000) new shares, fully paid up through contribution in cash, issued for a price of €3.60 per share, comprising the par value of the existing shares, i.e. €0.7977 per share, plus an issue premium for the balance.

Pursuant to the notarized deed of April 30, 2015, drawn up by notary Kim Lagae, Brussels, a share capital increase was recorded in the amount of hundred thirty seven thousand three hundred and fifty three euros and fifty-seven cents (EUR 137,353.57) by the issuance of hundred seventy-two thousand and hundred eighty seven (172,187) shares, fully paid-up, through contribution in cash, further to the exercise of 172,187 subscription rights, amongst which 140,000 had been issued in the framework of the May 2010 Sotck Option Plan, 30,000 had been issued in the framework of the April 2011 Stock Option Plan and 2,187 had been issued in the framework of the May 2012 Stock Option Plan. As a result of this transaction, the share capital amounts to thirty million hundred ninety one thousand and two hundred thirty eight euros and nine cents (EUR 30,191,238.09).

Pursuant to the deed received by notary Kim Lagae, at Brussels, on 26 June 2015, it was acknowledged that the capital increase, in the framework of the authorised capital, resolved by the board of directors on 23 June 2015, was realised in the amount of four million nine hundred and five thousand and eight hundred fifty-five euros (€4,905,855), through the issuance of six million hundred fifty thousand new shares, entirely paid-up, through a contribution in cash, issued at the price of four euros and fifty cents (€ 4.50) per share, including the fractional value of existing shares, i.e. 0,7977 euro per share, increased with an issuance premium for the balance.

Pursuant to the notarized deed received by the notary Kim Lagae, at Brussels, on 18 September 2015, the board of directors increased the share capital, in the framework of authorised capital, up to eight hundred sixty-seven thousand, sixty-four euros and eighty cents (€ 867,064.80) by issuing one million, eighty-six thousand, nine hundred and fifty-six (1,086,956) fully paid up new shares by a contribution in kind, issued at a price of 4.14 euros per share, including the fractional value of the existing shares, i.e., 0.7977 euro per share, increased by an issue premium for the balance.

Pursuant to the notarized deed of November 27, 2015, drawn up by notary Kim Lagae, Brussels, a share capital increase was recorded in the amount of fifty four thousand three hundred and ninety-two euros and seventy-seven cents (EUR 54,392.77) by the issuance of sixty eight thousand and hundred eighty seven (68,187) shares, fully paid-up, through contribution in cash, further to the exercise of 68,187 subscription rights, amongst which 20,000 had been issued in the framework of the April 2011 Stock Option Plan, 42,187 had been issued in the framework of the March 2012 Stock Option Plan and 6,000 had been issued in the framework of the June 2012 Stock Option Plan. As a result of this transaction, the share capital amounts to thirty six million eighteen thousand five hundred fifty-five euros and sixty-six cents (EUR 36,018,550.66).

Pursuant to the notarized deed of May 19, 2016, drawn up by notary Kim Lagae, Brussels, a share capital increase was recorded in the amount of ninety-two thousand five hundred and thirty-three euros and twenty cents (EUR 92,533.20) by the issuance of one hundred and sixteen thousand (116,000) shares, fully paid-up, through contribution in cash, further to the exercise of 116,000 subscription rights, amongst which 105,000 had been issued in the framework of the April 2011 Stock Option Plan, 11,000 had been issued in the framework of the May 2012 Stock Option Plan. As a result of this transaction, the share capital amounts to thirty-six million, one hundred and eleven thousand, eighty-three euros and eighty-six cents (EUR 36,111,083.86).

Free English translation – for information purposes only

Pursuant to the notarized deed received by the notary Kim Lagae, at Brussels, on 7 November 2016, following the decision of the board of directors from November 2, 2016, to increase the share capital, in the framework of authorised capital, up to three million six hundred, eleven thousand, one hundred fifty-seven euro and fifty-nine cents (€ 3,611,157.59) by issuing four million five hundred twenty-six thousand, nine hundred and sixty-two shares (4,526,962) fully paid up new shares by a contribution in cash, issued at a price of 4.50 euros per share, including the fractional value of the existing shares, i.e., 0.7977 euro per share, increased by an issue premium for the balance.

Pursuant to the notarized deed of November 10, 2016, drawn up by notary Kim Lagae, Brussels, a share capital increase was recorded in the amount of thirty-nine thousand eighty-seven euros and thirty cents (EUR 39,087.30) by the issuance of forty-nine thousand (49,000) shares, fully paid-up, through contribution in cash, further to the exercise of 49,000 subscription rights, amongst which 25,000 had been issued in the framework of the March 2012 Stock Option Plan, 24,000 had been issued in the framework of the May 2012 Stock Option Plan. As a result of this transaction, the share capital amounts to thirty-nine million, seven hundred sixty-one thousand, three hundred twenty-eight euro and seventy-five cents (€ 39,761,328.75). Free English translation – for information purposes only 10 Pursuant to the notarized deed of May 5, 2017, drawn up by notary Kim Lagae, Brussels, a share capital increase was recorded in the amount of eighty-two thousand eight hundred eleven euros and sixty-three cents (EUR 82,811.63) by the issuance of a hundred three thousand, eight hundred thirteen (103,813) shares, fully paid-up, through contribution in cash, further to the exercise of 103,813 subscription rights, amongst which 77,813 had been issued in the framework of the March 2012 Stock Option Plan, 26,000 had been issued in the framework of the May 2012 Stock Option Plan. As a result of this transaction, the share capital amounts to thirty-nine million, eight hundred forty-four thousand, one hundred forty euro and thirty-eight cents (€ 39,844,140.38).

Pursuant to the notarized deed received by the notary Kim Lagae, at Brussels, on 26 March 2018, following the decision of the board of directors from March 21, 2018, to increase the share capital, in the framework of authorised capital, up to seven million nine hundred sixty-eight thousand nine hundred twenty-eight euro and seven cents (€ 7,968,928.07) by issuing nine million nine hundred eighty-nine thousand eight hundred eighty-one shares (9,989,881) fully paid up new shares by a contribution in cash, issued at a price of 3.60 euros per share, including the fractional value of the existing shares, i.e., 0.7977 euro per share, increased by an issue premium for the balance.

Pursuant to the notarized deed received by the notary Dirk Delbaere, at Ghent, substituting his colleague, the notary Kim Lagae, unable to attend at Brussels, on October 1, 2019, following the decision of the board of directors from September 25, 2019, to increase the share capital, in the framework of authorised capital, up to nine million eight hundred fifty euros and sixty cents (€ 9,000,850.60) by issuing ten million five hundred eighty-nine thousand two hundred thirty-six shares (10,589,236) fully paid up new shares by a contribution in cash, issued at a price of eighty-five cents (€ 0.85) per share, including the fractional value of the existing shares, i.e., 0.7977 euro per share, increased by an issue premium for the balance.

Pursuant to the notarized deed received by the notary Stijn Raes, at Ghent, substituting his colleague, the notary Kim Lagae, unable to attend at Brussels, on May 15, 2020, the board of directors increased the share capital of an amount of twelve million seven hundred thirty-eight thousand and six hundred thirty-two euros and ninety-four cents (€ 12,738,632.94) by issuing twenty million one hundred sixty-two thousand nine hundred twenty-four shares (20,162,924) new shares at a subscription price of (rounded) € 0.632 per share (or € 12,738,632.94 in aggregate), fully paid up in cash

Pursuant to the notarized deed received by the notary Stijn Raes, at Ghent, on January 26, 2021, it has been noted that the capital increase, within the framework of the authorised capital, decided by the board of directors on January 21, 2021, has been realised in the amount of twenty-four million nine hundred and ninety-nine thousand nine hundred and thirty cents (EUR 24,999,999.30) (issue premium included) through the issue of twenty-seven million seven hundred and seventy-seven thousand seven hundred and seventy-seven (27,777,777) new shares, fully paid up by means of a cash contribution, issued at a price of ninety cents (EUR 0.90) per share, comprising the accounting par value of the existing shares, i.e. EUR 0.7608 (rounded) per share, increased by an issue premium for the balance.

Free English translation – for information purposes only

Pursuant to the notarized deed received by the notary Stijn Raes, at Ghent, on November 8, 2021, it has been noted that the capital increase, within the framework of the authorised capital, decided by the board of directors on October 27, 2021, has been realised in the amount of thirty-nine million sixty-five thousand eight hundred ninety-one euros and thirteen cents (EUR 39,065,891.13) (issue premium included) through the issue of thirty-seven million five hundred thousand (37,500,000) new shares, fully paid up by means of a contribution in kind of an mount in USD, issued at a price of one euro and four cents (EUR 1.04) (rounded) per share, comprising the accounting par value of the existing shares, i.e. EUR 0.7608 (rounded) per share, increased by an issue premium for the balance.

Pursuant to the notarized deed received by the notary Stijn Raes, at Ghent, on August 11, 2022, the board of directors increased the share capital of the Company by an amount of four million eight hundred seventy-seven thousand ninety-seven euros and fifty cents (EUR 4.877,097.50) through the issue of six million nine hundred eleven thousand seven hundred ten (6,911,710) new shares, fully paid up by a contribution in kind, issued at a price of seven thousand fifty-six cents (EUR 0.7056) per share.

Pursuant to the notarized deed received by the notary Stijn Raes, resident notary in Ghent, on February 7, 2023, it has been established that the capital increase, within the framework of the authorized capital, decided by the board of directors on January 27, 2023 has been carried out up to an amount of thirty-seven million one hundred and nineteen thousand five hundred and twenty-four euros and eighty-seven centimes (EUR 37,119,524.87) by the issue of one hundred million (100,000,000) new shares, fully paid up, issued at a price of thirty-seven cents (EUR 0.37) (rounded) per new share.

Pursuant to the notarized deed received by the notary Stijn Raes, resident notary in Ghent, on March 8, 2023, it has been established that the capital increase, within the framework of the authorized capital, decided by the board of directors on January 27, 2023 has been carried out up to an amount of two million eight hundred twelve thousand nine hundred thirty-nine euros and fifty-two cents (EUR 2,812,939.52) by the issue of seven million five hundred thousand (7,500,000) new shares, fully paid up, issued at a price of thirty-seven cents (EUR 0,37) (rounded) per new share.

Pursuant to the notarized deed received by the notary Stijn Raes, at Ghent, on October 20, 2023, the board of directors increased the share capital of the Company by an amount of eight hundred thirty-one thousand one hundred twenty-three euros and thirty-one cents (EUR 831,123.31) through the issue of two million five hundred thousand (2,500,000) new shares, fully paid up by a contribution in kind, issued at a price of three thousand three hundred twenty-four cents (EUR 0.3324) per share.

Pursuant to the notarized deed received by the notary Stijn Raes, at Ghent, on November 13, 2023, it has been established that the share consolidation, decided by the extraordinary general shareholders’ meeting of November 3, 2023, has been carried out on the basis of a ratio of one (1) new share for ten (10) old shares, as a consequence of which the new decreased number of shares, after the share consolidation, is twenty-seven million two hundred eighty-eight thousand ninety-three (27,288,093).

Pursuant to the notarized deed received by the notary Stijn Raes, at Ghent, on September 27, 2024, it has been established that the capital increase, within the framework of the authorized capital, decided by the board of directors on September 24, 2024 has been carried out up to an amount of thirty-five million eight hundred fifty-eight thousand three hundred fifty-nine euros and forty-eight cents (EUR 35,858,359.48) by the issue of twenty million (20,000,000) new shares, fully paid up, issued at a price of one euro and seventy-nine cents (EUR 1.79) (rounded) per new share.

Free English translation – for information purposes only

Pursuant to the notarized deed received by the notary Emmanuelle Van Hamme, at Ghent, on October 29, 2024, it has been established that the capital increase, within the framework of the authorized capital, decided by the board of directors on September 24, 2024 has been carried out up to an amount of four million eighty-four thousand three hundred seventy-nine euros and seventy-three cents (EUR 4,084,379.73) by the issue of two million two hundred nine thousand two hundred forty-one (2,209,241) new shares, fully paid up, issued at a price of one euro and eighty-four cents (EUR 1.84) (rounded) per new share.

Pursuant to the notarized deed received by the notary Stijn Raes, at Ghent, on October 1, 2025, the board of directors increased the share capital of the Company by an amount of three million eight hundred sixty-six thousand two hundred and eight euros and ninety-one cents (EUR 3,866,208.91) by the issue of one million eight hundred sixty-seven thousand one hundred eighty-six (1,867,186) new shares, fully paid up by a contribution in kind, issued at a price rounded to two euros and seven cents (EUR 2.07) per share.

Pursuant to the deed executed before Emmanuelle Van Hamme, a notary public in Ghent, on August 13, 2026, it was recorded that the capital increase, within the framework of the authorized capital, decided by the board of directors on August 13, 2026, was carried out in the amount of seventeen million three hundred and twenty-three thousand five hundred and sixteen euros and eleven cents (EUR 17,323,516.11) through the issuance of forty-four million fifty-two thousand eight hundred and sixty-two (44,052,862) new shares, fully paid up, issued at a price of zero point three thousand nine hundred and thirty-two euros (EUR 0.3932) (rounded) per new share.

Article 6: Authorised capital

The board of directors is authorized to increase the share capital of the company on one or several occasions by a maximum aggregate amount of 208,111,701.01.

The board of directors may increase the share capital by contributions in cash or in kind, by capitalization of reserves, whether available or unavailable for distribution, and capitalization of issue premiums, with or without the issuance of new shares, for no consideration or for consideration with an issue price below, at, or above the fractional value of the then existing shares, with or without voting rights, that will have the rights as will be determined by the board of directors. Subject to applicable law, the board of directors is also authorized to use this authorization for the issuance of convertible bonds or subscription rights, bonds with subscription rights or other securities.

This authorization is valid for a period of five years as from the date of publication in the Annexes to the Belgian Official Gazette of an extract of the minutes of the extraordinary general shareholders’ meeting of the company held on May 28, 2026.

In the event of a capital increase decided by the board of directors within the framework of the authorized capital, all issue premiums booked, if any, will be accounted for in accordance with the provisions of these articles of association.

The board of directors is authorized, when exercising its powers within the framework of the authorized capital, to restrict or cancel, in the interest of the company, the preferential subscription rights of the shareholders. This restriction or cancellation of the preferential subscription rights can also be done in favor of members of the personnel of the company or of its subsidiaries, or in favor of one or more persons other than members of the personnel of the company or of its subsidiaries.

The board of directors is authorized, with the right of substitution, to amend the articles of association, after each capital increase that has occurred within the framework of the authorized capital, in order to bring them in conformity with the new situation of the share capital and the shares.

Article 7: New rights issue - Preferential subscription right - New rights issue to the benefit of the personnel

The decision to increase the share capital is taken by the general shareholders’ meeting or, as the case may be, the board of directors, within the framework of the authorised capital, subject to observance of the provisions of the Belgian Companies and Associations Code and of these articles of association.

The general shareholders’ meeting or, as the case may be, the board of directors, within the framework of the authorised capital, determines the issuance price and issuance conditions for the new shares upon proposal of the board of directors.

In the event the new shares are issued with an issue premium, the issue premium must be immediately paid-up in full upon subscription to the shares.

Free English translation – for information purposes only

All issue premiums booked will be accounted for in one or more separate accounts as net equity on the liabilities side of the company’s balance sheet and will be subscribed by contributions actually paid up in cash or in kind, other than in industry, on the occasion of the issue of shares or profit shares. These issue premiums may only be reduced in execution of a regular decision of the company in accordance with the Code of Companies and Associations.

Upon every increase of the share capital, the shares subscribed to in cash must first be offered to the shareholders in accordance with the applicable legal provisions.

The preferential subscription right can be limited or cancelled in the interest of the company by the general shareholders’ meeting or, as the case may be, the board of directors, within the framework of the authorised capital, in accordance with the relevant legal provisions.

The general shareholders’ meeting, or as the case may be, the board of directors within the framework of the authorised capital, may decide to increase the share capital to the benefit of the personnel of the company or its subsidiaries, subject to observance of the provisions of the Belgian Companies and Associations Code.

Article 8: Decrease of share capital

The company may decrease the share capital in accordance with the relevant legal provisions.

TITLE III: SHARES – OTHER SECURITIES

Article 9: Nature of the securities

Shares that are not fully paid-up are in registered form.

Fully paid-up shares and other securities are in registered form, in dematerialised form or, to the extent allowed by law and the relevant issuance conditions of the relevant securities, in another form, at the discretion of the relevant holder of such shares or such securities. Any holder of securities may request at any time and at his/her/its expense that his/her/its fully paid-up securities be converted into another form, to the extent allowed by the law and the relevant issuance conditions of such securities.

Dematerialised securities are represented by an entry on an account, in the name of the owner or the holder, with a certified account holder or with a settlement institution. The transfer of dematerialised securities is registered from one account to another.

A share register is kept at the registered office of the company and may be split by decision of the board of directors in accordance with the provisions of the applicable law. The board of directors can appoint a third party of its choice to keep any part of the split share register. Subject to applicable provisions of companies, financial and securities laws, and unless decided otherwise by the board directors in accordance with article 43 of the articles of association, dividends and other distributions (as the case may be) by the company on shares can be made in euro (EUR) or United States dollars (USD) depending on the component of the (split) share register on which the shares are reflected.

The (split) register of registered shares and the registers of other registered securities, as the case may be, can be kept electronically. Each holder of securities can consult the (split) register with respect to his/her/its securities. The board of directors can appoint a third party of its choice to keep this (split) electronic register.

All recordings in the (split) share register and the registers of other registered securities, including transfers and conversions, can be validly made on the basis of documents or instructions submitted electronically or via any other means by the transferor, the transferee and/or the holder of the securities, as applicable.

Article 10: Shares not paid up in full - Requirement to pay up shares

The undertaking to pay-up a share in full is unconditional and indivisible.

If shares which have not been paid-up in full belong to several persons undividedly, each of them is liable for the payment of the entire amount of the called payments due.

Additional payment or payment in full is called by the board of directors at the time it determines. Notice thereof is given to the shareholders by registered letter or, for shareholders who have communicated their e-mail address to the company in accordance with the provisions of the Belgian Companies and Associations Code, by e-mail, indicating the bank account to which the payment should be made, to the exclusion of all other methods of payment, by means of wire transfer or cash deposit. The shareholder is in default by the mere lapse of the term determined in the notice and owes interest to the company at the legal interest rate effective at that time, plus two percent.

As long as the calls for payments on a share that are due have not been made in accordance with this provision, the exercise of the rights attached to the share concerned are suspended.

Earlier payments on shares cannot be made without the prior permission of the board of directors.

Free English translation – for information purposes only

Article 11: Indivisibility of the securities

Securities are indivisible vis-à-vis the company.

In case securities belong to multiple holders of rights in rem, are pledged, or in case the rights attached to the securities are subject to an undivided ownership, usufruct or any other manner of division of the rights attached to such securities, the board of directors can suspend all rights attached to such securities until one person has been identified towards the company as the holder of those securities.

All notices, writs and other notifications by the company will occur validly and exclusively, as the case may be, to the person appointed as owner vis-à-vis the company, or to the common representative so appointed.

Notwithstanding the foregoing, and unless a will or an agreement provides otherwise, the usufructuary of securities shall exercise all the rights attached to those securities.

Article 12: Distraint

Heirs, creditors, or other rightful claimants of a shareholder may in no circumstances intervene in the management of the company, nor cause any distraint to be imposed on the goods and securities of the company, nor pursue the liquidation of the company and the distribution of its assets.

In exercising their rights, they must abide by the balance sheets and inventories of the company and comply with the decisions of the general shareholders’ meeting.

Article 13: Issue of bonds, subscription rights and other securities giving right to shares

The company may issue mortgage bonds or other bonds by resolution of the board of directors and on such conditions as it shall determine.

The general shareholders’ meeting or the board of directors, acting within the framework of the authorised capital, may issue convertible bonds, bonds repayable into shares, subscription rights, or any other financial instrument giving an entitlement to shares.

The general shareholders’ meeting or the board of directors, acting within the framework of the authorised capital, may, in the interest of the company, restrict or cancel the preferential subscription rights of the shareholders in accordance with the relevant legal provisions, including in favour of one or more specified persons other than members of the personnel of the company or of its subsidiaries.

In accordance with applicable law, holders of shares without voting rights, profit certificates without voting rights, convertible bonds, subscription rights or certificates which were issued with cooperation of the company have the right to attend shareholders’ meetings, but only in a consultative capacity.

Title IV: transparency OBLIGATIONS

Article 14: Transparency obligation

Each natural or legal person acquiring or transferring voting securities of the company, whether or not representing the share capital of the company, must comply with the relevant notification and information obligations that are imposed by applicable law.

Article 15: Voting rights

Non-compliance with the relevant notification and information obligations that are imposed by applicable law in relation to the acquisition or transfer of voting securities of the company, whether or not representing the share capital of the company, may result, in accordance with applicable law, a suspension of the voting rights attached to the relevant voting securities or such other consequence as provided for by applicable law.

TITLE V: ACQUISITION AND DISPOSAL OF TREASURY SHARES

Article 16: Acquisition and disposal of treasury shares

The company may acquire, dispose of or pledge its own shares, profit certificates or any certificates relating thereto subject to the compliance with the relevant legal provisions.

Free English translation – for information purposes only

TITLE VI: GOVERNANCE AND REPRESENTATION

Article 17: Powers of the board of directors

The company has opted for a one-tier management model whereby the board of directors has the authority to carry out all actions that are useful or serve to achieve the corporate purpose of the company, with the exception of those that according to law are reserved to the general shareholders’ meeting.

Article 18: Composition of the board of directors

The company is governed by a board of directors, acting as collective body and consisting of at least three (3) directors.

If a legal entity is appointed director it must appoint a permanent representative charged with the performance of the mandate in the name of and for the account of the legal entity director.

The directors are appointed by the general shareholders’ meeting.

The term of their mandate shall in any event not exceed four (4) years.

Unless the relevant appointment resolution provides otherwise, the term of their mandate shall run from the general shareholders’ meeting at which they are appointed to the ordinary general meeting in the financial year in which the term of their mandate expires in accordance with the appointment resolution.

The directors can be dismissed by the general shareholders’ meeting in accordance with the applicable legal provisions.

A director whose mandate has ended may be re-appointed.

Should the mandate of a director become vacant, for any reason whatsoever, the remaining directors shall have the right to temporarily fill such vacancy (co-optation). The next general shareholders’ meeting must confirm the mandate of the co-opted director; if confirmed, the co-opted director completes the mandate of his/her/its predecessor, unless the general shareholders’ meeting decides otherwise. In the absence of confirmation, the mandate of the co-opted director ends at the end of the general shareholders’ meeting, without prejudice to the regularity of the composition of the board of directors up to that moment in time.

In case of more than one vacancy, the remaining directors shall have the right to fill all such vacancies simultaneously. As long as the general shareholders’ meeting or the board of directors, for any reason whatsoever, does not fill the vacancy, the directors of whom the mandate has ended will remain in function if this is needed for the board of directors to maintain the minimum number of directors as required by applicable law and the articles of association.

Article 19: Remuneration

The general shareholders’ meeting decides whether the mandate of a director will be remunerated or not, by granting a fixed and/or variable remuneration.

The amount will be determined by the general shareholders’ meeting and will be accounted for as a general expense of the company.

Article 20: Chairman

The board of directors will appoint a chairman amongst its members.

The chairman, or if the chairman is absent, a director appointed by the other directors present, shall chair the meetings of the board of directors.

Article 21: Conflicts of interest

If a director has a direct or indirect financial interest in accordance with Article 7:96 of the Belgian Companies and Associations Code, which is contrary to a decision or transaction that falls within the powers of the board of directors, the provisions of Article 7:96 of the Belgian Companies and Associations Code must be complied with by the director concerned, as well as by the board of directors in its deliberations and resolutions.

If more than one director finds himself in this position, and applicable law prohibits them from participating in the discussions or voting in connection therewith, the resolutions can be validly passed by the remaining directors, even if in these circumstances more than half of the directors are no longer present or validly represented.

Free English translation – for information purposes only

Article 22: Convening of meetings of the board of directors

The board of directors meets whenever the interest of the company so requires, as well as any time two directors so request.

The board of directors shall be convened by the chairman. If the chairman has not convened the board of directors within 14 days as from such request of the directors, the directors who requested a meeting may validly convene the meeting.

The notice of meeting will mention the place, date, hour and agenda for the meeting and be sent out at least one week prior to the meeting by letter, telefax or any other written (possibly electronic) means.

When all the directors are present or validly represented, the valid convening of the meeting cannot be challenged.

Article 23: Meetings of the board of directors

The meetings of the board of directors are chaired by the chairman.

In the absence of the chairman, the meeting is chaired by another director.

The board of directors can only validly deliberate and resolve on matters appearing on the agenda and only provided that at least half of its members are present or represented at the meeting. If this quorum requirement is not met at a first meeting, a second meeting of the board of directors may be convened which will validly deliberate and decide regardless of the number of directors present or represented, on the understanding that at least two (2) directors must be present, either physically at the meeting or by telecommunication means.

The requirement to be present shall not apply to resolutions in which the majority of the members of the board of directors would not participate in accordance with Article 7:96 of the Belgian Companies and Associations Code with regard to conflicts of interest, but provided that the majority of the other directors are present or represented at this meeting.

The board of directors can only validly deliberate and resolve on matters not appearing on the agenda if all members of the board of directors are present at the meeting and have consented thereto.

This consent is assumed to have been given if no objection is recorded in the minutes.

Any director who cannot be present in person at a meeting may participate in the deliberation and voting with the aid of telecommunication means such as telephone or videoconference, subject to the condition that all participants to the meeting can communicate directly with all other participants.

Any director may instruct one of his colleagues merely by letter, telegram, telex, telefax, or any other written communication means to represent him at a specified meeting of the board of directors and to vote for him and in his place. A director giving such instructions is regarded as being present at the meeting. A director can represent several of his fellow members of the board of directors.

Resolutions of the board of directors are passed by majority vote, unless otherwise required by the articles of association or applicable law.

The resolutions of the board of directors may be taken by unanimous written resolution of all directors, with the exception of those resolutions for which the articles of association exclude this possibility (as the case may be).

Article 24: Minutes of the board of directors

Minutes are kept of the resolutions of the board of directors, which shall be kept at the registered office of the company and are signed by the chairman and in his absence by the director chairing the meeting and by at least the majority of the board members present.

Copies and excerpts of minutes to be submitted in court or elsewhere shall be validly signed by two directors acting jointly, or by the director to whom powers of the day-to-day management have been delegated.

Article 25: Special committees

The board of directors shall have the power and, to the extent required by applicable law, the obligation to establish, in its midst and under its responsibility, one or more advisory committees, such as (but not limited to) an audit committee, a nomination committee and a remuneration committee (which can be combined with the nomination committee). The board of directors determines the composition and duties of these committees.

Free English translation – for information purposes only

Title VII: Delegation of powers

Article 26: Day-to-day management – Delegation of powers

The board of directors may appoint one or more managing director(s) and grant them the most extensive powers for the day-to-day management of the company, the representation with regard to this day-to-day management and the implementation of the decisions of the board of directors.

The board of directors and the managing director(s) may grant special and certain powers of attorney to one or more persons of their choice.

Title VIII: Representation of the company

Article 27: Representation of the company

Without prejudice to the general representative powers of the board of directors as a collective body, the company shall be validly represented in and out of court by two directors, acting jointly.

As to the day-to-day management, the company is also validly represented in and out of court by one or more persons charged with the day-to-day management, acting alone or jointly in accordance with the delegation resolution of the board of directors;

In addition, the company is validly represented by special attorneys-in-fact acting within the limits of the powers granted to them.

When the company is appointed director, manager or liquidator of another company, it appoints amongst its shareholders, directors or members of the personnel a permanent representative who shall be charged with the performance of the mandate in the name of and for account of the company.

Title IX: AUDITS

Article 28: Statutory auditors

The audit of the financial situation, the financial statements and the validity of the transactions to be reported in the financial statements, must be entrusted to one or more statutory auditors.

The statutory auditors are appointed and remunerated in accordance to the rules set forth in the Belgian Companies and Associations Code.

Title X: GENERAL SHAREHOLDERS’ MEETINGS

Article 29: Annual, special and extraordinary general shareholders’ meeting

The annual general shareholders’ meeting must each year be convened on the last Thursday of May at 3 p.m. (Belgian time).

If this day would be a Belgian public holiday, the annual general shareholders’ meeting shall be held on the previous business day. In these articles of association, “business day” shall mean any calendar day, with the exception of Saturdays, Sundays and Belgian public holidays.

At any time a special or extraordinary general shareholders’ meeting can be convened to discuss any matter falling within its powers.

Each general shareholders’ meeting is held at the registered office of the company or at any other location indicated in the notice convening the meeting.

Article 30: Meeting - powers - obligation

The board of directors and any statutory auditor of the company may, acting alone, convene a general shareholders’ meeting. They must convene the annual general shareholders’ meeting on the day determined by these articles of association.

The board of directors and statutory auditor are obliged to convene the general shareholders’ meeting within three (3) weeks when shareholders representing at least one tenth of the share capital so request, with at least the items on the agenda proposed by the shareholders concerned.

In the notice convening the general shareholders’ meeting, other items may be added on the agenda than those included therein by the shareholders.

Article 31: Notices convening shareholders’ meetings

The notices convening general shareholders’ meetings must be issued in accordance with the applicable legal provisions.

Convening notices drawn up by the board of directors may be validly signed in its name by a person to whom the day-to-day management of the company has been delegated.

Free English translation – for information purposes only

Article 32: Admission – Prior formalities

In order to be admitted to and participate to a general shareholders’ meeting, shareholders must comply with the relevant registration, notice, filing and other formalities as required by applicable law or as shall be set out (subject to applicable law) in the notice convening the meeting.

The board of directors shall have the ability to determine that the right to attend the general shareholders’ meetings and to exercise the voting right at such meetings (as the case may be) is determined by the registration of the ownership of the securities concerned in the name of the holder of such securities on the third (3rd) business day prior to the date of the relevant general shareholders’ meeting (or such other date as shall be set out in the notice convening the general shareholders’ meeting, but which cannot be earlier than the 15th calendar date before the relevant general shareholders’ meeting), at midnight at the end of such day (Brussels time) (such date and hour being the relevant registration date), by means of the registration of such securities in the relevant (portion of the split) register book for such securities, or in the accounts of a certified account holder or relevant settlement institution for the securities concerned.

The board of directors may make participation to the general shareholders’ meetings dependent on a requirement of notification by the securities holders concerned to the company, or to the person appointed for this purpose by the company, on a date to be determined by the board of directors before the date of the scheduled meeting, that such securities holder intends to attend the meeting, stating the number of securities with which such securities holder wishes to participate. The manner in which such notification must be made (as the case may be) must be set out in the notice convening the general shareholders’ meeting.

The representatives of legal entities have to provide documents showing their capacity as corporate body or special proxy holder.

Natural persons, corporate bodies or proxy holders who participate in the general shareholders’ meeting must be able to provide proof of their identity.

Holders of profit-sharing certificates, shares without voting rights, convertible bonds, subscription rights or other securities issued by the company, as the case may be, as well as holders of certificates issued with cooperation of the company representing securities issued by the company, if any, can participate in the general shareholders’ meeting insofar as the law or the articles of association allow this and, if applicable, give them the right to participate in the vote. If they wish to participate, they will be subject to the same formalities of prior deposit and notice, of the form and the deposit of a proxy, and of admission, as those to which the shareholders are subject.

Prior to participating to the meeting, the shareholders or their proxies must sign the attendance list, stating :

a.	the identity of the shareholder,

b.	the name of the proxy, and

c.	the number of shares they represent.

Article 33: Representation of shareholders

Notwithstanding the legal provisions with respect to legal representation, each security holder who can participate in the general shareholders’ meeting, can be represented at a general shareholders’ meeting by a proxy holder who has been granted a handwritten proxy or a proxy on another durable medium recognized by law.

Such proxies must be granted and submitted to the company in accordance with the applicable law and/or as set out (in accordance with the applicable law) in the convening notice, as the case may be.

The holders of a proxy must comply with the relevant legal provisions concerning proxies for general shareholders’ meetings, as relevant.

The board of directors can establish a form for the proxies. The proxy forms will be made available to the security holders.

Free English translation – for information purposes only

Article 34: Bureau

The chairman of the board of directors, or in his absence, a director appointed by the other directors, shall chair the general shareholders’ meeting.

The chairman shall appoint a secretary, who may be or may not be a shareholder; the meeting elects one or two tellers.

The persons mentioned in this article constitute the bureau of the meeting.

Article 35: Adjournment of the meeting

The board of directors has the right, during the annual general shareholders’ meeting, to adjourn the resolution relating to the approval of the annual accounts for three (3) weeks. This adjournment does not affect the other decisions already taken, unless the general shareholders’ meeting decides otherwise in this respect. The next general shareholders’ meeting has the right to definitively adopt the annual accounts.

The board of directors also has the right, during the general shareholders’ meeting, to adjourn any other general shareholders’ meeting once by three (3) weeks. This adjournment does not affect the resolutions already passed by this meeting, unless the general shareholders’ meeting decides otherwise in this respect.

At the next general shareholders’ meeting, the items on the agenda on which no final decision was taken at the previous general shareholders’ meeting will be dealt with further.

Subject to applicable law, additional items on the agenda may be added to the agenda of the next general shareholders’ meeting.

Subject to applicable law, the formalities completed in order to attend the first general shareholders’ meeting, including registration for the general shareholders’ meeting, and, as the case may be, the deposit of proxies, shall remain valid for the second general shareholders’ meeting.

Shareholders who were not present or represented at the previous (adjourned) general shareholders’ meeting will be admitted to the next general shareholders’ meeting, provided that they have complied with the formalities set out in the applicable legal provisions and these articles of association.

Article 36: Decisions on matters not on the agenda - Amendments

The general shareholders’ meeting cannot validly deliberate or decide on the items that are not included or implicitly contained in the agenda, unless all shareholders are present or represented at the meeting and unanimously agree and if, in the case of a vote by mail, the form authorises a proxy to make such a decision. The required consent is assumed to exist, if no objection is recorded in the minutes of the meeting.

Article 37: Voting rights

Each share gives the right to one vote.

If a share is subject to a right of usufruct, the exercise of the voting right attached to this share is exercised by the common representative appointed in accordance with article 11, and, failing a common representative, the voting right is suspended.

The voting rights attached to shares that have been pledged, are exercised by the owner-pledgor.

Article 38: Decision-making at the general shareholders’ meeting

The general shareholders’ meeting may validly deliberate and pass resolutions regardless of the number of shares present or represented, except in cases where the applicable law requires a certain attendance quorum.

The resolutions of the general shareholders’ meeting are validly passed by a simple majority of the votes validly cast at the meeting, except in the cases where applicable law or these articles of association provide for another majority.

In the event votes are tied, the proposal is rejected.

Voting shall occur orally or by calling the names or by show of hands unless the chairman of the meeting thinks it preferable to vote by another method, such as voting slips or electronic means.

Shareholders’ meetings may be transmitted or broadcast live by telephone conferencing or video conferencing, or any other means of transmission and/or telecommunication.

Article 39: Remote voting or participation

If the convening notice so provides, a shareholder may, prior to the general shareholders’ meeting, vote by mail or via electronic means using forms, the contents of which shall be specified in the convening notice and which will be made available to the shareholders.

Free English translation – for information purposes only

The form for remote voting shall contain at least the following information: (i) the identity of the shareholder, (ii) the domicile or registered office of the shareholder, (iii) the number of shares or votes with which the shareholder is participating in the vote, (iv) the form of the shares held by the shareholder, (v) the agenda of the general shareholders’ meeting and the proposed resolutions, (vi) the term within which the company must receive the form for remote voting, and (vii) the positive or negative vote or the abstention relating to each proposed resolution. Forms that do not indicate a positive or negative vote, or an abstention, are void. The form must bear the shareholder’s signature (which may be a digital signature to the extent permitted as evidence by applicable law).

In accordance with applicable law, the dated and signed form for votes by distance must be sent by letter, fax, email or any other means mentioned to the extent permitted as written evidence by applicable law to the company’s registered office or to the place indicated in the notice and must reach the company at the latest on the third business day prior to the general shareholders’ meeting concerned. In accordance with applicable law, the board of directors may opt that votes can be cast electronically on, or until the day of, the relevant general shareholders’ meeting.

The board of directors may arrange for remote voting to take place electronically via one or more websites. It shall establish the practical procedures for such electronic voting, ensuring that the system used allows for the inclusion of the information referred to in the second paragraph of this article and control of compliance with the prescribed time limits

Article 40: Minutes

The minutes of the general shareholders’ meetings are signed by the members of the bureau and by the shareholders who so request.

Copies and excerpts of the minutes of the general shareholders’ meeting are signed by two directors acting jointly, by the chairman of the board of directors or by any person to whom powers of the day-to-day management have been delegated.

TITLE XI: CLOSING OF THE FISCAL YEAR – FINANCIAL STATEMENTS – APPLICATION OF PROFITS - DIVIDENDS

Article 41: Fiscal year – Financial statements

The company’s fiscal year starts on January 1 and ends on December 31 of each year.

At the end of each fiscal year the books and documents are closed and the board of directors draws up the inventory, as well as the financial statements, in accordance with the applicable legal provisions.

Article 42: Application of the profits

The positive balance on the profit and loss account represents the profit of the company to be allocated.

At least five percent of these profits are deducted to constitute the legal reserve fund until this represents one/tenth of the share capital.

The general shareholders’ meeting decides on the allocation of the balance by simple majority vote upon the proposal by the board of directors.

Article 43: Payment of dividends - Payment of interim dividends

The board of directors determines the time and the manner in which dividends will be paid.

The payment of the dividend must occur before the end of the fiscal year in which the dividend has been declared.

The board of directors is granted the power to pay an interim dividend on the result of the current fiscal year.

TITLE XII: WINDING-UP - LIQUIDATION

Article 44: Winding-up

The voluntary winding-up of the company may only be decided by an extraordinary general shareholders’ meeting and with due observance of the applicable legal provisions.

After being wound up, the company will continue to exist in law as an entity in law for the purpose of its liquidation until the liquidation is completed.

Free English translation – for information purposes only

Article 45: Appointment of liquidators

In accordance with applicable law, the liquidators are appointed by the general shareholders’’ meeting.

If no liquidators are appointed, the directors in office at the time of the winding-up shall, with respect to third parties, be considered as liquidators as of right without, however, having the powers that the law and these articles of association grant with respect to liquidation transactions to the liquidators appointed in these articles of association, by the general meeting or by the court.

If an entity in law is appointed liquidator, the natural person representing the liquidator in the liquidation must be appointed in the resolution appointing the liquidator. Any amendment to this appointment is to be made public in the annexes to the Belgian Official Gazette.

Article 46: Powers of the liquidators

The liquidators are authorised to carry out all transactions as permitted by applicable law, without the requirement of a prior authorisation by the general shareholders’ meeting, unless the general shareholders’ meeting decides otherwise by a simple majority vote.

Article 47: Method of liquidation

In accordance with applicable law, after the payment of all debts, charges and expenses of the liquidation or after the consignment of the sums necessary for that purpose, the liquidators distribute the net assets in cash or in securities to the shareholders in proportion of the shares that they own.

Article 48: Special provisions s for companies in liquidation

Any change of the name of a company in liquidation is prohibited.

All documents issued by a dissolved company must mention the fact that it is in liquidation.

A resolution to move the registered office of a company in liquidation cannot be carried out without being approved by the enterprise court in the jurisdiction of which the company has its registered office. The approval is requested by the liquidator by means of a writ of request. A transcript of the decision regarding the approval by the court needs to be attached to the deed that is filed in connection with the move of the registered office.

TITLE XIII: GENERAL PROVISIONS

Article 49: Election of domicile

Any director and any person delegated to the day-to-day management may elect domicile at the company’s registered office, for all matters affecting the performance of his or her duties. The directors and liquidators who are domiciled abroad, are deemed to elect domicile for the entire duration of their mandate at the registered office of the company, where all summons and notifications concerning the business of the company and the responsibility for their management may be served on them.

Article 50: Governing law

All matters not expressly determined in these articles of association, or to the legal provisions from which is not validly derogated in these articles of association are subject to, the provisions of the Belgian Companies and Associations Code and other provisions of Belgian law.

Article 51: Certain defined terms

Unless the context requires otherwise or unless otherwise defined in these articles of association, for the purposes of these articles of association, (a) “personnel” shall have the meaning defined in Article 1:27 of the Belgian Companies and Associations Code, and (b) “business day” shall have the meaning defined in Article 1:32 of the Belgian Companies and Associations Code.

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